Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities and Exchange Commission

Date of Report (Date of earliest event reported): August 24, 2004.

AirRover Wi-Fi Corp.
(Exact name of registrant as specified in its charter)

Delaware	33-19961	01-0623010
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5555 Hilton Avenue, Suite 207, Baton Rouge, Louisiana 70808
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (225) 923-1034

Form 8-K
AirRover Wi-Fi Corp.
Item 8.01. Other Events

On August 24, 2004, our board of directors approved a 4-for-1 forward split of our common stock, which forward split was approved by a majority of our shareholders, acting by written consent in lieu of a meeting. The record date for the forward split of our common stock is September 7, 2004. Prior to this forward split, we had approximately 21,200,000 shares of our common stock outstanding; following this forward split, we will have approximately 84,600,000 shares of our common stock outstanding.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

Dated: August 30, 2004.	AIRROVER WI-FI CORP.

By:	/s/ DAVID LOFLIN
David Loflin President